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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE



                                              Contact:   Donald Fleming
                                                         Senior Vice President

For release at 4:30 p.m.
October 16, 2003                              Contact #: (718) 697-2813



ANNOUNCEMENT: STATEN ISLAND BANCORP ANNOUNCES
              QUARTERLY CASH DIVIDEND


STATEN ISLAND, NEW YORK - (NYSE: SIB), Staten Island Bancorp, Inc. (the "Company") announced today that its Board of Directors has declared a cash dividend of $0.14 per share on the Common Stock of the Company. The dividend will be payable November 12, 2003 to the stockholders of record at the close of business on October 28, 2003.


Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York, and two full service branches in Brooklyn, New York; and 15 full service branches in New Jersey. SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name of Ivy Mortgage and has offices in 42 states. On September 30, 2003, Staten Island Bancorp had $7.6 billion in total assets and $627.1 million of total stockholders' equity.